The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective upon filing with the Securities and Exchange Commission. We are not using this preliminary prospectus supplement or the attached prospectus to offer or sell these securities or to solicit offers to buy these securities in any place where the offer is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-295813

SUBJECT TO COMPLETION, DATED MAY 12, 2026

PROSPECTUS SUPPLEMENT

(To prospectus dated May 12, 2026)

1,300,000 Shares of Class B Common Stock

We are offering 1,300,000 shares of our Class B common stock.

We have two classes of common shares: our Class A common stock and our Class B common stock. See “Description of Capital Stock.” Our common stock is listed on the Nasdaq Global Select Market under the symbol “BELFA” and “BELFB.” On May 11, 2026, the closing sale price of our Class B common stock on the Nasdaq Global Select Market was $302.73 per share.

We have granted the underwriters a 30-day option to purchase up to an additional 195,000 shares of Class B common stock from us, at the public offering price, less the underwriting discounts and commissions.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-3 of this prospectus supplement, page 10 and page 6  in the accompanying prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus supplement concerning factors you should carefully consider before investing in our securities.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See the section titled “Underwriting (Conflicts of Interest)” beginning on page S-12 for a description of the compensation payable to the underwriters.

Delivery of the Class B common stock will be made on or about                 , 2026 through the book-entry facilities of The Depositary Trust Company.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Class B common stock to purchasers on or about                 , 2026.

Citigroup	BofA Securities	Wells Fargo Securities

               , 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS DATED MAY 12, 2026

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of an automatic shelf registration statement on Form S-3 (File No. 333- 295813) that we filed with the Securities and Exchange Commission (the “SEC”), on May 12, 2026 as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Class B common stock. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein. However, if any statement in the accompanying prospectus is inconsistent with a statement in another document with a later date that is incorporated by reference herein, the statement in the document having the later date modifies and supersedes the earlier statement.

Before buying any of the shares of Class B common stock offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described in the section titled “Incorporation of Certain Information by Reference,” as well as the additional information described in this prospectus supplement in the section titled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither us nor the underwriters have authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus and your reliance on any unauthorized information or representation is at your own risk. You should assume that the information appearing in this prospectus supplement is accurate only as of the date of this prospectus supplement and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, or any sale of our Class B common stock. Our business, financial condition and results of operations may have changed since those dates.

We are offering to sell, and seeking offers to buy, shares of Class B common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class B common stock in certain jurisdictions may be restricted by law. No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class B common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

As used in this prospectus supplement, unless the context otherwise requires, references to “Bel,” “Bel Fuse,” the “Company,” “we,” “us” and “our” refer to Bel Fuse Inc. and its subsidiaries.

All references in this prospectus supplement and the accompanying prospectus to our consolidated financial statements include the related notes thereto.

S-ii

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

We own or have the rights to use various trademarks, and service marks and trade names in the operation of our business. Bel Fuse Inc., the Bel Fuse Inc. logo and our other registered or common law trademarks, trade names or service marks appearing in this prospectus supplement are owned by us. All other trademarks, service marks or trade names referred to in this prospectus supplement are the property of their respective owners. We do not intend our use or display of other parties’ trademarks, service marks, or trade names to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties. Solely for convenience, the trademarks, service marks and trade names in this prospectus supplement may appear without the symbols ®, SM and ™, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks, and trade names.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●	the market concerns facing our customers, and risks for our business in the event of the loss of certain substantial customers;

●	the continuing viability of sectors that rely on our products;

●	the effects of business and economic conditions, and challenges impacting the macroeconomic environment generally and/or our industry in particular;

●	the effects of rising input costs, and cost changes generally, including the potential impact and effects of inflationary pressures;

●	difficulties associated with integrating previously acquired companies, including any unanticipated difficulties, or unexpected or higher than anticipated expenditures;

●	the possibility that our intended acquisition of the remaining 20% stake in Enercon Technologies, Ltd. (“Enercon”) is not completed in accordance with the shareholders’ agreement as contemplated for any reason, and any resulting disruptions to our business and our currently 80% owned Enercon subsidiary as a result thereof;

●	trends in demand which can affect our products and results, and market and economic factors impacting Enercon’s business, including trends in demand in Enercon’s aerospace and defense end markets which can be cyclical, as well as the impact of any reductions in defense spending, any of which factors could materially adversely affect the demand for and corresponding sales of such products;

●	capacity and supply constraints or difficulties, including supply chain constraints or other challenges;

●	the impact of public health crises including potential future outbreaks, epidemics or pandemics;

●	difficulties associated with the availability of labor, and the risks of any labor unrest or labor shortages;

●	risks associated with our international operations, including our substantial manufacturing operations in the People’s Republic of China (the “PRC”), and risks associated with operations in Israel, which may be adversely affected by political or economic instability, major hostilities or acts of terrorism in the region;

●	risks associated with restructuring programs or other strategic initiatives, including any difficulties in implementation or realization of the expected benefits or cost savings;

S-iv

●	product development, commercialization or technological difficulties;

●	the regulatory and trade environment including the potential effects of the imposition or modification of new or increased tariffs either by the U.S. government on foreign imports or by a foreign government on U.S. exports related to the countries in which we transact business, and trade restrictions that may impact us, our customers and/or our suppliers, and risks associated with the evolving trade environment, trade restrictions, and changes in trade agreements, and general uncertainty about future changes in trade and tariff policy and the associated impacts of those changes;

●	risks associated with fluctuations in foreign currency exchange rates and interest rates;

●	uncertainties associated with legal proceedings;

●	the market’s acceptance of our new products and competitive responses to those new products; and

●	the impact of changes to U.S. and applicable foreign legal and regulatory requirements, including, without limitation, tax laws.

The forward-looking statements in this prospectus supplement represent our views as of the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement.

We may from time-to-time provide estimates, projections and other information concerning our industry, our business and the markets for our programs and product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from our own internal estimates and research as well as from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. While we are not aware of any misstatements regarding any third-party information presented in this prospectus supplement or the accompanying prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties and are subject to change based on various factors. You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein and have filed with the SEC as exhibits thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. These estimates involve numerous assumptions, are subject to risks and uncertainties and are subject to change based on various factors, including those discussed in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 5, 2026 and our Current Report on Form 8-K filed with the SEC on May 12, 2026, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, and the section of this prospectus supplement and the accompanying prospectus entitled “Risk Factors” that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures, or investments that we may make or into which we may enter.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider before investing in our Class B common stock. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, especially those associated with the risks of investing in our Class B common stock discussed under “Risk Factors” beginning on page S-3 of this prospectus supplement and in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 5, 2026, our Current Report on Form 8-K filed with the SEC on May 12, 2026 and any subsequent reports we file with the SEC after the date of this prospectus supplement, which are incorporated by reference in this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement, before making an investment decision. See “Cautionary Statement Regarding Forward-Looking Statements.”

Company Overview

Bel Fuse Inc. designs, manufactures and markets critical electronic components, systems and solutions for customers in the aerospace, defense, industrial, and data-driven markets. Understanding that our customers face increasingly complex technical challenges, Bel delivers a comprehensive portfolio of solutions including power systems, high-reliability connectors and cable assemblies, circuit protection, and networking products that enable Original Equipment Manufacturers (OEMs) to bring their innovations to market. Bel partners closely with customers to deliver both customized and standard solutions tailored to their specific applications and performance requirements. With manufacturing facilities and technical support teams worldwide, Bel serves as a strategic partner to customers who require proven reliability in demanding end markets.

With more than 75 years in operation, Bel has reliably demonstrated the ability to participate in a variety of product areas across a global platform. The Company has a strong track record of technical innovation working with the engineering teams of market leaders. Bel has proven itself a valuable supplier to world-class companies by developing new products with cost-effective solutions.

Bel operates through two segments - Aerospace, Defense & Rugged Solutions (“ADRS”) and Industrial Technology & Data Solutions (“ITDS”). In 2025, 55% of Bel’s revenues were derived from our ADRS segment and 45% from ITDS segment.

The Company was incorporated in 1949 and is organized under New Jersey law. Bel’s principal executive offices are located at 300 Executive Drive, Suite 300, West Orange, New Jersey 07052, and Bel’s telephone number is (201) 432-0463. The Company operates facilities in North America, EMEA, and Asia and trades on the Nasdaq Global Select Market (ticker symbols BELFA and BELFB).

Corporate History and Information

Bel Fuse Inc. was originally incorporated under the laws of the state of New Jersey in 1949. Our principal executive offices are located at 300 Executive Drive, Suite 300, West Orange, New Jersey 07052, and our telephone number is +1 201-432-0463. We maintain an Internet website at the following address: www.belfuse.com. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying prospectus.

Recent Developments

On May 12, 2026, we filed a Current Report on Form 8-K announcing and presenting a realignment of our reporting segments. This segment realignment updated the same items presented in our previously filed condensed consolidated financial statements and the accompanying notes thereto solely for changes in our reportable segment information and the related impacts to segment disclosures as a result of the recast described above and do not represent a restatement of previously issued financial statements. There are no changes to other disclosures presented in our previously issued financial statements, including our previously reported balance sheet, statement of operations, statement of comprehensive income, statement of shareholders’ equity and redeemable noncontrolling interest, and statements of cash flows. The Current Report on Form 8-K presenting such information is incorporated by reference herein. See the section titled “Incorporation of Certain Information by Reference.”

THE OFFERING

Issuer	Bel Fuse Inc.

Class B common stock offered by us	1,300,000 shares.

Underwriters’ option to purchase additional shares of Class B common stock

We have granted the underwriters a 30-day option to purchase up to an additional 195,000 shares of Class B common stock from us at the public offering price, less the underwriting discounts and commissions.

Class B common stock to be outstanding immediately after this offering	11,907,444 shares (12,102,444 shares if the underwriters’ option to purchase additional Class B common stock is exercised in full).

Voting of Class A common stock and Class B common stock

Prior to this offering, there were 2,115,263 shares of Class A common stock outstanding and 10,607,444 shares of Class B common stock outstanding as of April 30, 2026. Each share of Class A common stock entitles the holder thereof to one vote per share on all matters on which shareholders are entitled to vote, including the election of directors. The Class B common stock, including those shares sold in this Offering, does not entitle the holder thereof to any vote except as otherwise provided in the Company’s certificate of incorporation or as required by law.

Use of proceeds	We currently intend to use the net proceeds from this offering to pay down any outstanding indebtedness under our Credit and Security Agreement (the “Facility”), fund the remaining 20% acquisition of Enercon or other acquisitions or partnership opportunities that may arise, and the remainder, if any, for general corporate purposes. See the section titled “Use of Proceeds” on page S-6 of this prospectus supplement.

Risk factors	Your investment involves a high degree of risk. You should read the section titled “Risk Factors” beginning on page S-3 and in our Annual Report on Form 10-K for the year ended December 31, 2025, as well as the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Current Report on Form 8-K filed with the SEC on May 12, 2026, for a discussion of factors to consider carefully before deciding to invest in our securities.

Conflicts of Interest	Certain of the underwriters or their affiliates will receive at least 5% of the net proceeds of this offering as a result of the repayment of borrowings we incurred under our Facility. See the section titled “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of Financial Industry Regulatory Authority (“FINRA”). In accordance with that rule, no “qualified independent underwriter” is required, because a bona fide public market exists in the shares, as that term is defined in FINRA Rule 5121. The underwriters subject to FINRA Rule 5121 will not confirm sales of our common stock to any account over which they exercise discretionary authority without the prior written approval of the customer. See “Underwriting (Conflicts of Interest).”

Nasdaq Global Select Market symbol	“BELFA” and “BELFB”

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 10,607,444 shares of Class B common stock outstanding as of April 30, 2026. The number of shares outstanding as of April 30, 2026 that is used throughout this prospectus supplement, unless otherwise indicated, excludes:

●	345,069 shares of Class B common stock issuable upon the vesting of restricted stock awards outstanding as of March 31, 2026;

●	31,416 shares of Class B common stock issuable upon the vesting of performance stock units outstanding as of March 31, 2026;

●	291,495 shares of Class B common stock available for issuance under our 2020 Equity Compensation Plan as of March 31, 2026.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase up to 195,000 additional shares of Class B common stock in this offering.

RISK FACTORS

Your investment in our Class B common stock involves a high degree of risk. Before deciding whether to invest in our Class B common stock, you should carefully consider the risks discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in its entirety, together with other information in this prospectus supplement, the accompanying prospectus and in our other filings with the SEC that we have incorporated by reference herein and therein including our Current Report on Form 8-K filed with the SEC on May 12, 2026. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Class B common stock to decline, resulting in a loss of all or part of your investment. See the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and may use them in ways that you and other stockholders may not approve.

We currently intend to use the net proceeds from this offering to pay down any outstanding indebtedness under the Facility, fund the remaining 20% acquisition of Enercon or other acquisitions or partnership opportunities that may arise, and the remainder, if any, for general corporate purposes. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Our management might not spend the net proceeds in ways that improve our results of operations or enhance the value of our Class B common stock. There can be no assurance that our acquisition of Enercon, or any of our current or future acquisitions or partnership opportunities will be successfully identified, negotiated, or consummated on terms acceptable to us, or at all, and the failure of any such transaction to materialize could adversely affect our growth strategy and future business prospects. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our Class B common stock to decline and/or delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See the section titled “Use of Proceeds.”

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our Class B common stock or other securities convertible into or exchangeable for our Class B common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class B common stock, or securities convertible or exchangeable into Class B common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Sales of a substantial number of shares of our Class B common stock in the public market after this offering could cause our stock price to fall.

Sales of a substantial number of shares of our Class B common stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our Class B common stock in the public market, the market price of our Class B common stock could decline significantly. We had 10,607,444 shares of Class B common stock outstanding as of April 30, 2026. We filed an automatic registration statement on Form S-3, which registers the offer and sale from time to time of a variety of securities, including Class B common stock, preferred stock, debt securities, warrants or units pursuant to one or more offerings at prices and terms to be determined at the time of sale. To the extent shares are sold into the market pursuant to the registration statement on Form S-3, under Rule 144 of the Securities Act or otherwise, particularly in substantial quantities, the market price of our Class B common stock could decline.

We cannot predict what effect, if any, sales of our shares in the public market or the availability of shares for sale will have on the market price of our Class B common stock. However, future sales of substantial amounts of our common stock in the public market, including shares issued upon exercise of outstanding options, or the perception that such sales may occur, could adversely affect the market price of our Class B common stock.

Any sales of our equity or equity-linked securities could have a material adverse effect on the market price of our Class B common stock.

In connection with this offering, we, our directors and executive officers have entered into lock-up agreements covering some or all of their equity ownership for a period of 60 days following this offering. The lock-up agreements are subject to various exceptions, and we, our directors and executive officers may be released from the lock-up agreements prior to the expiration of the lock-up period at the sole discretion of Citigroup Global Markets Inc., BofA Securities, Inc., and Wells Fargo Securities, LLC. See the section titled “Underwriting (Conflicts of Interest).” Upon expiration or earlier release of the lock-up agreements, we and our directors and executive officers may sell previously locked-up shares into the market, which could adversely affect the market price of shares of our Class B common stock.

Significant additional capital may also be needed in the future to continue our planned operations. To raise capital, we may sell Class B common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class B common stock.

As a result of protective provisions in the Company’s Restated Certificate of Incorporation, as amended, the voting power of holders of Class A common stock whose voting rights are not suspended (including officers, directors and principal stockholders) may be increased at future meetings of the Company’s stockholders.

Our Restated Certificate of Incorporation, as amended, provides that if a stockholder, other than stockholders subject to specific exceptions, acquires (after the date of the Company’s 1998 recapitalization) 10% or more of the outstanding Class A common stock and does not own an equal or greater percentage of all, then outstanding shares of both Class A and Class B common stock (all of which common stock must have been acquired after the date of the 1998 recapitalization), such stockholder must, within 90 days of the trigger date, purchase Class B common shares, in an amount and at a price determined in accordance with a formula described in the Company’s Restated Certificate of Incorporation, as amended, or forfeit its right to vote its Class A common stock. To the extent that the voting rights of particular holders of Class A common stock are suspended as of times when the Company’s stockholders vote due to the above-mentioned provisions, such suspension would have the effect of increasing the voting power of those holders of Class A common stock whose voting rights are not suspended.

Our stock price, like that of many companies, has been and may continue to be volatile.

The market price of our Class B common stock may fluctuate as a result of variations in our quarterly operating results and other factors beyond our control. These fluctuations may be exaggerated if the trading volume of our Class B common stock is low. The market price of our Class B common stock may rise and fall in response to a variety of other factors, including:

●	Announcements of technological or competitive developments;

●	General market or economic conditions;

●	Market or economic conditions specific to particular geographical areas in which we operate;

●	Acquisitions or strategic alliances by us or our competitors;

●	Our ability to achieve our anticipated cost savings from announced restructuring programs;

●	The gain or loss of a significant customer or order;

●	Changes in the amount or frequency of our payments of dividends or repurchases of our Class B common stock; or

●	Changes in estimates of our financial performance or changes in recommendations by securities analysts regarding us or our industry.

In addition, equity securities of many companies have experienced significant price and volume fluctuations even in periods when the capital markets generally are not distressed. These price and volume fluctuations often have been unrelated to the operating performance of the affected companies.

DIVIDEND POLICY

During the years ended December 31, 2025, 2024 and 2023, the Company declared dividends on a quarterly basis at a rate of $0.06 per Class A share of common stock and $0.07 per Class B share of common stock totaling $3.5 million in each of 2025, 2024 and 2023. On January 30, 2026, the Company paid a dividend to all shareholders of record at January 15, 2026 of Class A and Class B common stock in the total amount of $0.1 million ($0.06 per share) and $0.7 million ($0.07 per share), respectively. On May 1, 2026, the Company paid a dividend to all shareholders of record at April 15, 2026 of Class A and Class B common stock in the total amount of $0.1 million ($0.06 per share) and $0.7 million ($0.07 per share), respectively. On April 28, 2026, Bel’s Board of Directors declared a dividend in the amount of $0.06 per Class A common share and $0.07 per Class B common share which is scheduled to be paid on July 31, 2026 to all shareholders of record at July 15, 2026.

There are no contractual restrictions on the Company’s ability to pay dividends provided the Company is not in default under its Credit Agreement immediately before such payment and after giving effect to such payment. Cash dividends are payable to the holders of Class A common stock and Class B common stock only as and when declared by the Board of Directors. Subject to the foregoing, cash dividends declared on shares of Class B common stock in any calendar year cannot be less than 5% higher per share than the annual amount of cash dividends per share declared in such calendar year on shares of Class A common stock . No cash dividends may be paid on shares of Class A common stock unless, at the same time, cash dividends are paid on shares of Class B common stock , subject to the annual 5% provision described above. Cash dividends may be paid at any time or from time to time on shares of Class B common stock without corresponding cash dividends being paid on shares of Class A common stock . Nevertheless, as in the past, the respective amounts of future dividends, if any, to be declared on each class of common stock depends on circumstances existing at the time, including the Company’s financial condition, capital requirements, earnings, legally available funds for the payment of dividends and other relevant factors and are declared at the discretion of the Company’s Board of Directors.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the shares of Class B common stock that we are offering will be approximately $              million (or $              million if the underwriters' option to purchase additional Class B common stock is exercised in full) after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering to pay down any outstanding indebtedness under the Facility, fund the remaining 20% acquisition of Enercon or other acquisitions or partnership opportunities that may arise, and the remainder, if any, for general corporate purposes.

Certain of the underwriters or their affiliates will receive at least 5% of the net proceeds of this offering as a result of the repayment of borrowings we incurred under our Facility. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required, because a bona fide public market exists in the shares, as that term is defined in FINRA Rule 5121. The underwriters subject to FINRA Rule 5121 will not confirm sales of our common stock to any account over which they exercise discretionary authority without the prior written approval of the customer. See the section titled “Underwriting (Conflicts of Interest).”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR INVESTORS IN OUR COMMON STOCK

The following summary describes the material U.S. federal income tax considerations of the acquisition, ownership and disposition of our common stock acquired in this offering. This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the alternative minimum tax or Medicare Contribution tax and does not deal with state or local taxes, U.S. federal gift and estate tax laws or any non-U.S. tax consequences that may be relevant to investors in light of their particular circumstances.

Special rules different from those described below may apply to certain investors that are subject to special treatment under the Internal Revenue Code of 1986, as amended (the “Code”), such as:

●	insurance companies, banks and other financial institutions;

●	tax-exempt organizations (including private foundations) and tax-qualified retirement plans;

●	foreign governments and international organizations;

●	broker-dealers and traders in securities;

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	Non-U.S. Holders (as defined below) that own or are deemed to own (directly, indirectly or by attribution) more than 5% of our common stock;

●	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code;

●	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	persons that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy;

●	U.S. Holders (as defined below) whose functional currency for U.S. tax purposes is not the U.S. dollar;

●	persons who do not hold our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, for investment purposes);

●	regulated investment companies;

●	pension plans;

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

●	persons deemed to sell our common stock under the constructive sale provisions of the Code; and

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation.

Such investors are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold our common stock through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. If a partnership or other pass-through entity holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership or other pass-through entity. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock through a partnership or other pass-through entity, as applicable.

Furthermore, the discussion below is based upon the provisions of the Code, and Treasury regulations, rulings and judicial decisions thereunder, as of the date hereof, and such authorities may be repealed, revoked or modified, possibly retroactively, and are subject to differing interpretations which could result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or will not take a contrary position regarding the tax consequences described herein, or that any such contrary position would not be sustained by a court.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of our common stock, other than a partnership or other pass-through entity, that is, for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

A “Non-U.S. Holder” means a beneficial owner of our common stock, other than a partnership or other pass-through entity, that, for U.S. federal income tax purposes, is (i) a foreign corporation, (ii) nonresident alien individual, or (iii) a foreign estate or trust that in each case is not subject to U.S. federal income tax on a net-income basis on income or gain from common stock.

An individual non-U.S. citizen may, in some cases, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. Generally, for this purpose, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year, are counted.

Resident aliens are generally subject to U.S. federal income tax as if they were U.S. citizens. Individuals who are uncertain of their status as resident or nonresident aliens for U.S. federal income tax purposes are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership or disposition of our common stock.

PERSONS CONSIDERING THE PURCHASE OF OUR COMMON STOCK PURSUANT TO THIS OFFERING SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, INCLUDING ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES OR ANY U.S. FEDERAL NON-INCOME TAX CONSEQUENCES, AND THE POSSIBLE APPLICATION OF TAX TREATIES.

Tax Consequences to U.S. Holders

Distributions on Common Stock

As stated in the section titled “Dividend Policy,” we have historically paid, and currently intend to continue paying, regular quarterly cash dividends on our Class A common stock and Class B common stock . In the event that we do make distributions of cash or other property, distributions paid on common stock will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), and will be includible in your income as ordinary income when received. However, with respect to dividends received by individuals, such dividends are generally taxed at the lower applicable qualified dividends rate, provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. Holder’s tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. The tax treatment of such gain is further described in the section titled “—Sale or Other Disposition of Common Stock.”. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations. Any such distributions will also be subject to the discussions in the section titled “—Information Reporting and Backup Withholding.”

Sale or Other Disposition of Common Stock

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of common stock by a U.S. Holder will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the common stock for more than one year. The amount of the gain or loss will equal the difference between the U.S. holder’s adjusted tax basis in the common stock disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to any payments of distributions on our common stock and gross proceeds on the sale or other disposition of our common stock, unless the U.S. Holder is an exempt recipient (such as a corporation), regardless of whether any tax was actually withheld. Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Tax Consequences to Non-U.S. Holders

Distributions on Common Stock

As stated in the section titled “Dividend Policy,” we have historically paid, and currently intend to continue paying, regular quarterly cash dividends on our Class A common stock and Class B common stock. Such distributions made to a Non-U.S. Holder will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a Non-U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized as described in the section titled “—Sale or Other Disposition of Common Stock.”

Any distribution on our common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. A Non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty should consult with its own tax advisor to determine if such holder is able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We (or any applicable withholding agent) generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if shares of our common stock are held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons, unless a specific treaty exemption applies. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

See the section titled “—Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Sale or Other Disposition of Common Stock

Subject to the discussion in the sections titled “—Information Reporting and Backup Withholding” and “—Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our common stock unless (a) the gain is effectively connected with a trade or business of the holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that the holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) we are or have been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2), unless any class of our stock is regularly traded on an established securities market and the Non-U.S. Holder disposes of such class of stock and holds no more than 5% of such class of stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the Non-U.S. Holder held such class of stock.

If you are a Non-U.S. Holder described in (a) above, you will be required to pay tax on the net gain derived from the sale at the regular U.S. federal income tax rates applicable to U.S. persons, unless a specific treaty exemption applies. Corporate Non-U.S. Holders described in (a) above may also be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Holder described in (b) above will be required to pay a flat 30% tax on the gain derived from the sale, which gain may be offset by certain U.S. source capital losses (even though such holder is not considered a resident of the United States), provided such holder has timely filed U.S. federal income tax returns with respect to such losses. With respect to (c) above, in general, we would be a U.S. real property holding corporation if interests in U.S. real estate comprised (by fair market value) at least half of our worldwide real property interests plus our other assets used or held for use in a trade or business. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation. However, there can be no assurance that we will not become a U.S. real property holding corporation in the future.

Information Reporting and Backup Withholding

Generally, we or certain financial middlemen must report information to the IRS with respect to any distributions we pay on our common stock including the amount of any such distributions, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such distributions are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person.

Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or non-U.S., unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise meets documentary evidence requirements for establishing non-U.S. person status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. If backup withholding is applied to a Non-U.S. Holder, such Non-U.S. holder should consult with its own tax advisor to determine whether such Non-U.S. Holder has overpaid U.S. federal income tax, and whether such Non-U.S. holder is able to obtain a tax refund or credit of the overpaid amount.

Foreign Accounts

In addition to, and separately from the withholding rules described above, U.S. federal withholding taxes may apply under the Foreign Account Tax Compliance Act (“FATCA”), on certain types of payments, including dividends to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends paid in respect of our common stock, the gross proceeds of the disposition of our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution agrees to undertake certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. The 30% federal withholding tax described in this paragraph cannot be reduced under an income tax treaty with the United States. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition, which may be relied upon by taxpayers until final regulations are issued. Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS SUCH AS ESTATE AND GIFT TAX.

UNDERWRITING (CONFLICTS OF INTEREST)

Citigroup Global Markets Inc., BofA Securities, Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of Class B common stock set forth opposite the underwriter’s name.

Underwriter	Number of Shares
Citigroup Global Markets Inc.
BofA Securities, Inc.
Wells Fargo Securities, LLC
Total	1,300,000

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the underwriters’ option to purchase additional shares) if they purchase any of the shares.

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $ per share. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

If the underwriters sell more shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 195,000 additional shares of Class B common stock at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional shares of Class B common stock approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

We have agreed that, for a period of 60 days (the “Restricted Period”) from the date of this prospectus supplement, we will not, without the prior written consent of Citigroup Global Markets Inc., BofA Securities, Inc. and Wells Fargo Securities, LLC, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the submission or filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any common shares or any securities convertible into, or exercisable or exchangeable for, common shares, or publicly announce an intention to effect any such transaction. The restrictions described in this paragraph do not apply to (i) the grant or amendment of any compensatory equity-based awards, the issuance and sale of common stock or securities with respect thereto pursuant to any existing employee stock option plan, incentive plan, stock ownership plan or dividend reinvestment plan of the Company, including but not limited to a non-employee director stock compensation plan or program and an employee stock purchase plan, provided that such recipients agree to be bound by the terms of a lock-up agreement with the underwriters, (ii) the issuance of common stock issuable upon the conversion of securities or the exercise of warrants currently outstanding or options (including net exercise) or the vesting and/or settlement of a restricted stock or restricted stock unit award (including net settlement) or otherwise to satisfy a tax withholding obligation of the Company in connection with the vesting, settlement or exercise of a compensatory equity-based award, (iii) facilitate the establishment and amendment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (1) such plan does not provide for the transfer of shares of common stock during the Restricted Period and (2) to the extent any public disclosure is made regarding the establishment of such plan, such disclosure shall include a statement to the effect that no transfer of shares of common stock may be made under such plan during the Restricted Period, (iv) the issuance of up to 5% of the outstanding shares of Class B common stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Class B common stock, immediately following the settlement date, in connection with any mergers, acquisitions, joint ventures, commercial or other similar strategic transactions, provided that such recipients enter into a lock-up agreement addressed to the Representatives, (v) file any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any existing plan or any assumed benefit plan pursuant to a merger, acquisition, joint venture, commercial or other similar strategic transaction or (vi) the sale of shares of Class B common stock in the open market from time to time during the Restricted Period solely in order to satisfy withholding tax obligations (including federal, state, local and payroll taxes) and related tax remittance obligations arising as a result of the vesting of restricted stock awards granted pursuant to an equity incentive plan described in the automatic registration statement on Form S-3 or this Prospectus (each, a “Sell-to-Cover Sale”); provided that (a) the aggregate number of shares of Class B common stock sold pursuant to all Sell-to-Cover Sales shall not exceed the number of shares reasonably necessary to satisfy such withholding and remittance obligations based on the applicable statutory withholding rates (unless a higher rate is required by applicable law), (b) any remaining shares of Class B common stock held following such vesting shall remain subject to the restrictions set forth in the underwriting agreement for the duration of the Restricted Period, (c) no public announcement of the seller’s intention to effect any Sell-to-Cover Sale shall be made during the Restricted Period, and (d) any required public filing under Section 16(a) of the Exchange Act (or other required public filing) shall, to the extent permitted, clearly indicate in the footnotes that the transaction was effected solely to satisfy tax withholding and remittance obligations in connection with the vesting of restricted stock awards.

Our officers and directors have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which, during the Restricted Period, each of such persons shall not, without the prior written consent of Citigroup Global Markets Inc., BofA Securities, Inc. and Wells Fargo Securities, LLC, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such person or any affiliate of such person or any person in privity with such person or any affiliate of such person), directly or indirectly, including the filing (or participation in the filing), of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any common shares or any securities convertible into, or exercisable or exchangeable for, common shares, or publicly announce an intention to effect any such transaction.

Among certain other customary exceptions, the restrictions described above do not apply to the transfer of common shares:

●	(i) as a bona fide gift or gifts or charitable contribution, or for bona fide estate planning purposes;

●	(ii) upon death or by will, other testamentary document or intestacy;

●	(iii) to a partnership, limited liability company, corporation or other entity of which the transferor and the immediate family of the transferor are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

●	(iv) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iii) above;

●	(v) if the transferor is a corporation, partnership, limited liability company, trust or other business entity, (a) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the transferor, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the transferor or affiliates of the transferor, or (b) as part of a distribution to members or shareholders of the transferor;

●	(vi) by operation of law, such as pursuant to the rules of descent and distribution or pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or any other court order;

●	(vii) to us upon death or disability of the transferor;

●	(viii) by surrender or forfeiture to us to satisfy tax withholding obligations upon exercise or vesting or the exercise price upon a cashless net exercise, in each case, of stock options, equity awards, warrants or other rights to acquire common shares expiring during the Restricted Period pursuant to our equity incentive plans;

provided, however, that (A) in the case of any transfer or distribution pursuant to clauses (i) through (vi) above, such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the representatives a lock-up letter and (B) any required public report or filing (including filings under Section 16(a) of the Exchange Act) shall disclose the nature of such transfer and that the common shares remain subject to the lock-up letter and there shall be no voluntary public disclosure or other announcement of such transfer.

Our common stock is listed on the Nasdaq Global Select Market under the symbols “BELFA” and “BELFB.”

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	No Exercise	Full Exercise
Per share	$	$
Total	$	$

We estimate that our total expenses of this offering, excluding underwriting discounts and commissions, will be $ .

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares, and stabilizing purchases.

●	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

o	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares.

o	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares.

●	Covering transactions involve purchases of shares either pursuant to the underwriters’ option to purchase additional shares or in the open market in order to cover short positions.

o	To close a naked short position, the underwriters must purchase shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

o	To close a covered short position, the underwriters must purchase shares in the open market or must exercise the option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

●	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Conflicts of Interest

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Certain of the underwriters or their affiliates will receive at least 5% of the net proceeds of this offering as a result of the repayment of borrowings we incurred under our Facility. See the section titled “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required, because a bona fide public market exists in the shares, as that term is defined in FINRA Rule 5121. The underwriters subject to FINRA Rule 5121 will not confirm sales of our common stock to any account over which they exercise discretionary authority without the prior written approval of the customer.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Selling Restrictions

Notice to those coming into possession of the prospectus in Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Australia

This prospectus does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”); has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The common shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the common shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any common shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the common shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of common shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those common shares for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the common shares, you undertake to us that you will not, for a period of 12 months from the date of issue of the common shares, offer, transfer, assign or otherwise alienate those common shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Brazil

The securities have not been, and will not be, registered with the Comissão de Valores Mobiliários, or CVM. Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not legal without such prior registration. Documents relating to the offering of the common shares, as well as information contained therein, may not be supplied to the public in Brazil, as the offering of the common shares is not a public offering of securities in Brazil, nor may they be used in connection with any offer for subscription or sale of the securities to the public in Brazil. The common shares will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering or distribution of securities under applicable Brazilian laws and regulations.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Member State”), no shares of our common stock have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to our common stock which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of our common stock may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

a.	to any qualified investor as defined in the Prospectus Regulation;

b.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation, and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged, and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) in the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged, and agreed that the shares acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Notice to Prospective Investors in the United Kingdom

No shares of our common stock have been offered or will be offered pursuant to the offering to the public in the UK, except that shares of our common stock may be offered to the public in the UK at any time:

a.	where (i) the offer is conditional on the admission of the shares of our common stock to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR); or (ii) the shares of our common stock being offered are at the time of the offer already admitted to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(b) of Schedule 1 of the POATR);

b.	to any qualified investor as defined in paragraph 15 of Schedule 1 of the POATR;

c.	to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the underwriters for any such offer; or

d.	in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our common stock in the UK means the communication to any person which presents sufficient information on: (a) the shares of our common stock to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for any shares of our common stock and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.

In addition, in the UK, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in paragraph 15 of Schedule 1 of the POATR) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the UK that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the UK, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Hong Kong

The common shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in this prospectus supplement being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the common shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA; (b) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is (i) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(c)(ii) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of the securities, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus does not constitute an offer to the public or a solicitation to purchase or invest in any securities. No securities have been offered or will be offered to the public in Switzerland, except that offers of securities may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”): (a) to any person which is a professional client as defined under the FinSA; (b) to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of representatives for any such offer; or (c) in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance; provided that no such offer of securities shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA. The common shares have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

The securities have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the securities constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Japan

Our common shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). Our common shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)

This prospectus relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (“DFSA”) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Israel

This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

LEGAL MATTERS

Legal matters with respect to U.S. federal and New York law in connection with this offering will be passed upon for us by White & Case LLP, New York, New York. Certain legal matters with respect to New Jersey law in connection with the validity of the shares being offered by this prospectus supplement and other legal matters will be passed upon for us by Lowenstein Sandler LLP. The underwriters are being represented in connection with this offering by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our investor website at www.belfuse.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus supplement in accordance with the rules of the SEC. For more detail about us and any securities that may be offered by this prospectus supplement, you may examine the registration statement of which this prospectus supplement forms a part, including its exhibits and schedules. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions until the offering of the securities offered hereby is terminated or completed:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 24, 2026 (including information specifically incorporated by reference into our Form 10-K from our Definitive Proxy Statement relating to our 2026 annual meeting of shareholders, filed on April 10, 2026, notwithstanding certain recast subsidiary financial information included in our Current Report on Form 8-K, filed on May 12, 2026);

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 5, 2026;

●	our Current Reports on Form 8-K filed on January 15, 2026, April 6, 2026 and May 12, 2026, our Current Report on Form 8-K/A filed on February 24, 2026, amending our Current Report on Form 8-K filed on December 10, 2025 (in each case, excluding information furnished); and

●	the descriptions of our Class A common stock and Class B common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 28, 2025, and any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

300 Executive Drive, Suite 300,

West Orange, New Jersey 07052

+1 201-432-0463

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.belfuse.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying prospectus.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PROSPECTUS

CLASS A COMMON STOCK

CLASS B COMMON STOCK

PREFERRED STOCK

WARRANTS

DEBT SECURITIES

DEPOSITARY SHARES

UNITS

We may offer, from time to time, in one or more series:

●	Class A common stock;

●	Class B common stock;

●	Preferred Stock;

●	Warrants;

●	Senior or Subordinated Debt Securities;

●	Depository Shares; and

●	Units

We may sell any combination of these securities in one or more offerings in amounts, at prices and on terms to be determined at the time of the offering. These securities may also be offered and sold by one or more selling securityholders to be identified in the future.

Investing in our securities involves risks. You should carefully review the risks and uncertainties described in the section titled “Risk Factors” on page 6 of this prospectus and any similar heading in the documents that are incorporated by reference into this prospectus, as well as the section titled “Special Note Regarding Forward-Looking Statements” on page 3 of this prospectus. You should read the entire prospectus and any applicable prospectus supplement carefully before you make your investment.

Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering and the offered securities and may also add, update or change the information in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the Nasdaq Global Select Market under the symbols “BELFA” and “BELFB.” On May 11, 2026 the closing price of our Class A common stock and Class B common stock, as reported on The Nasdaq Global Select Market, was $270.76 per share and $302.73 per share, respectively.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 12, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we or any selling securityholder may sell, at any time and from time to time, in one or more offerings, debt securities, equity securities, preferred stock, warrants, or units.

Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the offering, and this prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. The prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below in the section titled “Where You Can Find More Information.”

We may also prepare free writing prospectuses to describe the terms of particular securities, which terms may vary from those described in any prospectus supplement. You therefore should carefully review any free writing prospectus in connection with your review of this prospectus and the applicable prospectus supplement.

You should rely only on the information contained in this prospectus or any prospectus supplement, including any information that we incorporate by reference, or any free writing prospectus that we distribute. We have not authorized anyone to provide you with different information, and we do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus or a prospectus supplement or contained in any free writing prospectus is accurate as of any date other than the date of the document. We are not making an offer of securities in any jurisdiction where the offer is not permitted.

Throughout this prospectus, when we use the terms “we,” “us,” “our” and similar terms, we are referring to Bel Fuse Inc. and its subsidiaries, collectively, as the context requires.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

In addition, we file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public from the SEC’s website at http://www.sec.gov. We also make available free of charge on our website, www.belfuse.com, all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered part of this prospectus from the date we file that document. Information that we file later with the SEC and that is incorporated by reference in this prospectus will automatically update and may supersede information contained or incorporated by reference in this prospectus or any prospectus supplement.

We incorporate by reference in this prospectus the documents and portions of documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 24, 2026 (including information specifically incorporated by reference into our Form 10-K from our Definitive Proxy Statement relating to our 2026 annual meeting of shareholders, filed on April 10, 2026);

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 5, 2026; and

•	our Current Reports on Form 8-K filed on January 15, 2026, April 6, 2026 and May 12, 2026, our Current Report on Form 8-K/A filed on February 24, 2026, amending our Current Report on Form 8-K filed on December 10, 2025 (in each case, excluding information furnished); and

●	the descriptions of our Class A common stock and Class B common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 28, 2025, and any amendment or report filed for the purpose of updating such description.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our internet website at www.belfuse.com or by writing or calling us at the following address and telephone number: Bel Fuse Inc., Corporate Secretary, 300 Executive Drive, Suite 300, West Orange, New Jersey 07052, telephone +1 201-432-0463.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The terms the “Company,” “Bel,” “we,” “us,” and “our” as used in the registration statement for which this prospectus forms a part refer to Bel Fuse Inc. and its consolidated subsidiaries unless otherwise specified.

Our consolidated operating results are affected by a wide variety of factors that could materially and adversely affect revenues and profitability, including the risk factors described in this prospectus and the risk factors described in our other reports and documents filed from time to time with the SEC. As a result of these and other factors, we may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect its business, consolidated financial condition, operating results, and common stock prices. Furthermore, this document and other reports and documents filed with the SEC contain certain forward-looking statements under the Private Securities Litigation Reform Act of 1995 (“Forward-Looking Statements”) with respect to our business. Forward-Looking Statements are necessarily subject to risks and uncertainties, many of which are outside our control, that could cause actual results to differ materially from these statements. Forward-Looking Statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “forecasts,” “project,” “could,” “should,” “estimates,” “expects,” “intends,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this report regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are Forward-Looking Statements.

These Forward-Looking Statements are subject to certain risks and uncertainties, including those detailed in this Form S-3, and the risk factors described in our other reports and documents filed from time to time with the SEC, which could cause actual results to differ materially from these Forward-Looking Statements. Any Forward-Looking Statements are qualified in the entirety by reference to such risk factors discussed throughout this Form S-3 and as described in our other reports and documents filed from time to time with the SEC. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the Forward-Looking Statements include but are not limited to:

●	the market concerns facing our customers, and risks for our business in the event of the loss of certain substantial customers;

●	the continuing viability of sectors that rely on our products;

●	the effects of business and economic conditions, and challenges impacting the macroeconomic environment generally and/or our industry in particular;

●	the effects of rising input costs, and cost changes generally, including the potential impact and effects of inflationary pressures;

●	difficulties associated with integrating previously acquired companies, including any unanticipated difficulties, or unexpected or higher than anticipated expenditures;

●	the possibility that our intended acquisition of the remaining 20% stake in Enercon is not completed in accordance with the shareholders’ agreement as contemplated for any reason, and any resulting disruptions to our business and our currently 80% owned Enercon subsidiary as a result thereof;

●	trends in demand which can affect our products and results, and market and economic factors impacting Enercon’s business, including trends in demand in Enercon’s aerospace and defense end markets which can be cyclical, as well as the impact of any reductions in defense spending, any of which factors could materially adversely affect the demand for and corresponding sales of such products;

●	capacity and supply constraints or difficulties, including supply chain constraints or other challenges;

●	the impact of public health crises including potential future outbreaks, epidemics or pandemics;

●	difficulties associated with the availability of labor, and the risks of any labor unrest or labor shortages;

●	risks associated with our international operations, including our substantial manufacturing operations in the People’s Republic of China (the “PRC”), and risks associated with operations in Israel, which may be adversely affected by political or economic instability, major hostilities or acts of terrorism in the region;

●	risks associated with restructuring programs or other strategic initiatives, including any difficulties in implementation or realization of the expected benefits or cost savings;

●	product development, commercialization or technological difficulties;

●	the regulatory and trade environment including the potential effects of the imposition or modification of new or increased tariffs either by the U.S. government on foreign imports or by a foreign government on U.S. exports related to the countries in which we transact business, and trade restrictions that may impact us, our customers and/or our suppliers, and risks associated with the evolving trade environment, trade restrictions, and changes in trade agreements, and general uncertainty about future changes in trade and tariff policy and the associated impacts of those changes;

●	risks associated with fluctuations in foreign currency exchange rates and interest rates;

●	uncertainties associated with legal proceedings;

●	the market’s acceptance of our new products and competitive responses to those new products; and

●	and the impact of changes to U.S. and applicable foreign legal and regulatory requirements, including, without limitation, tax laws.

The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any Forward-Looking Statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference into this prospectus. Except as required by law, we assume no obligation and expressly disclaim any duty to publicly release the results of any revisions to these Forward-Looking Statements or otherwise update any Forward-Looking Statement to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any Forward-Looking Statements contained in this prospectus. Any Forward-Looking Statement we make is based only on information currently available to us and speaks only as of the date on which it is made. All Forward-Looking Statements are expressly qualified in their entirety by the cautionary statements contained in this section.

ABOUT THE COMPANY

Bel Fuse Inc. designs, manufactures and markets critical electronic components, systems and solutions for customers in the aerospace, defense, industrial, and data-driven markets. Understanding that our customers face increasingly complex technical challenges, Bel delivers a comprehensive portfolio of solutions including power systems, high-reliability connectors and cable assemblies, circuit protection, and networking products that enable Original Equipment Manufacturers (OEMs) to bring their innovations to market. Bel partners closely with customers to deliver both customized and standard solutions tailored to their specific applications and performance requirements. With manufacturing facilities and technical support teams worldwide, Bel serves as a strategic partner to customers who require proven reliability in demanding end markets.

With more than 75 years in operation, Bel has reliably demonstrated the ability to participate in a variety of product areas across a global platform. The Company has a strong track record of technical innovation working with the engineering teams of market leaders. Bel has proven itself a valuable supplier to world-class companies by developing new products with cost-effective solutions.

Bel operates through two segments - Aerospace, Defense & Rugged Solutions (“ADRS”) and Industrial Technology & Data Solutions (“ITDS”). In 2025, 55% of Bel’s revenues were derived from our ADRS segment and 45% from ITDS segment.

The Company was incorporated in 1949 and is organized under New Jersey law. Bel’s principal executive offices are located at 300 Executive Drive, Suite 300, West Orange, New Jersey 07052, and Bel’s telephone number is (201) 432-0463. The Company operates facilities in North America, EMEA, and Asia and trades on the Nasdaq Global Select Market (ticker symbols BELFA and BELFB).

RISK FACTORS

Investing in our securities involves certain risks. Before you invest in any of our equity securities, debt securities, warrants or units, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and our Current Report on Form 8-K, which are on file with the SEC and are incorporated herein by reference, as updated by our subsequent annual, quarterly and other reports we file with the SEC, as well as any amendments thereto, which are incorporated by reference into this prospectus. See the section titled “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the Class A common stock, Class B common stock, preferred stock, warrants, debt securities, depositary shares and units that we may offer and sell from time to time. We may issue the debt securities as exchangeable and/or convertible debt securities exchangeable for or convertible into shares of Class A common stock, Class B common stock or preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of Class A common stock, Class B common stock or another series of preferred stock. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our restated certificate of incorporation, as amended (our “restated certificate of incorporation”) and our amended and restated by-laws and by applicable New Jersey law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF CAPITAL STOCK

The following description of certain provisions of our certificate of incorporation and bylaws does not purport to be complete and is subject to, and qualified by reference to, all of the provisions of our certificate of incorporation and bylaws. The certificate of incorporation and bylaws are incorporated by reference in this registration statement for these securities and have been filed or incorporated by reference as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2025. You should read the certificate of incorporation and bylaws for the provisions that are important to you.

Authorized Capital Stock

Bel Fuse Inc. is authorized to issue 10,000,000 shares of Class A common stock, par value $0.10 per share (the “Class A common stock”), and 30,000,000 shares of Class B common stock, par value $0.10 per share (the “Class B common stock” and, together with the Class A common stock, the “Common Stock”). As of April 30, 2026, there were 2,115,263 shares of Class A common stock outstanding and 10,607,444 shares of Class B common stock outstanding. The Company is also authorized to 1,000,000 shares of preferred stock, no par value (the “Preferred Stock”), none of which are outstanding. Our Class A common stock is listed on the NASDAQ Global Select Market, under the symbol “BELFA.”  Our Class B common stock is also listed on the NASDAQ Global Select Market, under the symbol “BELFB.”

Common Stock

Voting

Except as described below under the caption “Class B Protection,” each share of Class A entitles the holder thereof to one vote per share on all matters on which shareholders are entitled to vote, including the election of directors. The Class B common stock does not entitle the holder thereof to any vote except as otherwise provided in the Company’s certificate of incorporation or as required by law.

Dividends and Other Distributions

Cash dividends are payable to the holders of Class A common stock and Class B common stock only as and when declared by the Board of Directors. Subject to the foregoing, cash dividends declared on shares of Class B common stock in any calendar year cannot be less than 5% higher per share than the annual amount of cash dividends per share declared in such calendar year on shares of Class A common stock. No cash dividends may be paid on shares of Class A common stock unless, at the same time, cash dividends are paid on shares of Class B common stock, subject to the annual 5% provision described above. Cash dividends may be paid at any time or from time to time on shares of Class B common stock without corresponding cash dividends being paid on shares of Class A common stock.

Each share of Class A common stock and Class B common stock is otherwise equal with respect to dividends (other than cash) and distributions (including distributions in connection with any recapitalization and upon liquidation, dissolution or winding up of the Company), except that dividends or other distributions payable on the Common Stock in shares of Common Stock may be made only as follows: (i) in shares of Class B common stock to the holders of both Class A common stock and Class B common stock; or (ii) in shares of Class A common stock to the holders of Class A common stock and in shares of Class B common stock to the holders of Class B common stock. The Company’s certificate of incorporation also provides that neither the Class A common stock nor the Class B common stock may be split, subdivided or combined unless the other is proportionately split, subdivided or combined.

The respective amounts of future dividends, if any, to be declared on each class of Common Stock depends on circumstances existing at the time, including the Company’s financial condition, capital requirements, earnings, legally available funds for the payment of dividends and other relevant factors.

Merger and Consolidations

Each holder of Class B common stock is entitled to receive the same amount and form of consideration per share as the per-share consideration, if any, received by any holder of the Class A common stock in a merger or consolidation of the Company (whether or not the Company is the surviving corporation).

Class B Protection

The provisions described under this caption (the “Class B Protection Provisions”) may have an anti-takeover effect by making the Company a less attractive target for a takeover bid.

For purposes of the Class B Protection Provisions, the following definitions apply:

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, control when used with respect to any specified Person means the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“4% Shareholder” means any Person that, alone or together with any Affiliate, or any member of the immediate family (or trusts for the benefit thereof) of any such Person or Affiliate, beneficially owned at June 9, 1998, at least 4% of the aggregate number of shares of the Company’s Common Stock then outstanding.

“Person” means any individual, partnership, joint venture, limited liability company, corporation, association, trust, incorporated organization, government or governmental department or agency or any other entity (other than the Company).

For purposes of the Class B Protection Provisions as set forth in the Company’s certificate of incorporation, the following shares of Class A common stock are excluded for the purpose of determining the shares of Class A common stock beneficially owned or acquired by any Person or group but not for the purpose of determining shares outstanding:

(a)

shares beneficially owned by such Person or group (or, in the case of a group, shares beneficially owned by Persons that are members of such group), immediately after the effective time of the recapitalization in 1998 when the Company caused each share of its Common Stock to be converted into one half share of Class A common stock and one half share of Class B common stock (the “Effective Time”);

(b)	shares acquired by will or by the laws of descent and distribution, or by a gift that is made in good faith and not for the purpose of circumventing the Class B Protection Provisions, or by termination or revocation of a trust or similar arrangement or by a distribution from a trust or similar arrangement if such trust or similar arrangement was created, and such termination, revocation or distribution occurred or was effected, in good faith and not for the purpose of circumventing the Class B Protection Provisions, or by reason of the ability of a secured party (following a default) to exercise voting rights with respect to, or to dispose of, shares that had been pledged in good faith as security for a bona fide loan, or by foreclosure of a bona fide pledge which secures a bona fide loan;

(c)	shares acquired upon issuance or sale by the Company;

(d)	shares acquired by operation of law (including a merger or consolidation effected for the purpose of recapitalizing a Person or reincorporating a Person in another jurisdiction but excluding a merger or consolidation effected for the purpose of acquiring another Person);

(e)	shares acquired in exchange for Common Stock by a holder of Common Stock (or by a parent, lineal descendant or donee of such holder of Common Stock who received such Common Stock from such holder) if the Common Stock so exchanged was acquired by such holder directly from the Company as a dividend on shares of Class A common stock;

(f)	shares acquired by a plan of the Company qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, or acquired by reason of a distribution from such a plan;

(g)	shares beneficially owned by a Person or group immediately after the Effective Time which are thereafter acquired by an Affiliate of such Person or group (or by the members of the immediate family (or trusts for the benefit thereof) of any such Person or Affiliate) or by a group which includes such Person or group or any such Affiliate; and

(h)	shares acquired indirectly through the acquisition of securities, or all or substantially all of the assets, of a Person that has a class of its equity securities registered under Section 12 (or any successor provision) of the Exchange Act.

For purposes of calculating the number of shares of Common Stock beneficially owned or acquired by any Person or group in administering the Class B Protection Provisions:

(a)	shares of Common Stock acquired by gift are deemed to be beneficially owned by such Person or member of a group if such gift was made in good faith and not for the purpose of circumventing the operations of the Class B Protection Provisions; and

(b)	only shares of Common Stock owned of record by such Person or member of a group or held by others as nominees of such Person or member of a group and identified as such to the Company shall be deemed to be beneficially owned by such Person or group (provided that shares of Common Stock with respect to which such Person or member of a group has sole investment and voting power shall be deemed to be beneficially owned thereby).

Subject to the other definitional provisions applicable to the Class B Protection Provisions, “beneficial ownership” under the Class B Protection Provisions is to be determined pursuant to Rule 13d-3 (as in effect on February 1, 1996) promulgated under the Exchange Act, and the formation or existence of a “group” is to be determined pursuant to Rule 13d-5(b) (as in effect on May 1, 1998) promulgated under the Exchange Act, in each case subject to the following additional qualifications:

(a)	relationships by blood or marriage between or among any Persons will not constitute any of such Persons as a member of a group with any such other Person(s), absent affirmative attributes of concerted action; and

(b)	any Person acting in his or her official capacity as a director or officer of the Company shall not be deemed to beneficially own shares where such ownership exists solely by virtue of such Person’s status as a trustee (or similar position) with respect to shares held by plans or trusts for the general benefit of employees or former employees of the Company, and actions taken or agreed to be taken by a Person in such Person’s official capacity as an officer or director of the Company will not cause such Person to become a member of a group with any other Person.

If any Person or group (other than any 4% Shareholder) acquires after the Effective Time beneficial ownership of shares representing 10% or more of the then outstanding Class A common stock, and such Person or group (a “Significant Shareholder”) does not then beneficially own an equal or greater percentage of all then outstanding shares of Class B common stock, all of which Class B common stock must have been acquired by such Person or group after the Effective Time, the Class B Protection Provisions require that such Significant Shareholder must, in order to maintain all of its voting power, make (within a ninety-day period beginning the day after becoming a Significant Shareholder) a public cash tender offer, in accordance with all applicable laws and regulations, to acquire additional shares of Class B common stock (a “Class B Protection Transaction”). The 10% ownership threshold of the number of shares of Class A common stock which triggers a Class B Protection Provision may not be waived by the Board of Directors, nor may this threshold be amended without shareholder approval, including a majority vote of the votes cast by the then outstanding shares of Class B common stock entitled to vote, tabulated separately as a class.

The Company’s certificate of incorporation contains several provisions describing the nature of the public cash tender offer to be made by a Significant Shareholder. If a Significant Shareholder fails to make a tender offer required by the Class B Protection Provisions, or to purchase validly tendered and not withdrawn shares (after proration, if any), the voting rights of all of the shares of Class A common stock beneficially owned by such Significant Shareholder which were acquired after the Effective Time are to be automatically suspended until completion of a Class B Protection Transaction or until divestiture of the excess shares of Class A common stock that triggered such requirement. To the extent that the voting power of any shares of Class A common stock is so suspended, such shares will not be included in the determination of aggregate voting shares for any purpose.

A Class B Protection Transaction is also required of any Significant Shareholder each time that the Significant Shareholder acquires after the Effective Time beneficial ownership of an additional amount of shares of Class A common stock equal to or greater than the next higher integral multiple of 5% in excess of 10% (e.g., 20%, 25%, 30%, etc.) of the outstanding shares of Class A common stock and such Significant Shareholder does not then own an equal or greater percentage of all then outstanding shares of Class B common stock that such Significant Shareholder acquired after the Effective Time. Such Significant Shareholder would be required to offer to buy that number of additional shares prescribed by a formula set forth in the Company’s certificate of incorporation.

The Class B Protection Provisions specifically exclude any 4% Shareholder.

Neither the Class B Protection Transaction requirement nor the related possibility of suspension of voting rights applies to any increase in percentage beneficial ownership of shares of Class A common stock resulting solely from a change in the total number of shares of Class A common stock outstanding, provided that any acquisition after such change which results in any Person or group having acquired after the Effective Time beneficial ownership of 10% or more of the number of then outstanding shares of Class A common stock (or, after the last acquisition which triggered the requirement for a Class B Protection Transaction, additional shares of Class A common stock in an amount equal to the next higher integral multiple of 5% in excess of the number of shares of Class A common stock then outstanding) is subject to any Class B Protection Transaction requirement that would be otherwise imposed. All calculations with respect to percentage beneficial ownership of issued and outstanding shares of either class of Common Stock are to be based upon the number of issued and outstanding shares reported by the Company on the last to be filed of (i) the Company’s most recent Annual Report on Form 10-K, (ii) its most recent Quarterly Report on Form 10-Q, (iii) its most recent Current Report on Form 8-K, and (iv) its most recent definitive proxy statement filed with the SEC.

Convertibility

Except as described below, neither the Class A common stock nor the Class B common stock is convertible into another class of Common Stock or any other security of the Company.

The Class B common stock may be converted into Class A common stock on a share-for-share basis by resolution of the Board of Directors if, as a result of the existence of the Class B common stock, the Class A common stock or the Class B common stock or both become excluded from quotation on the NASDAQ National Market System or, if such shares are then quoted on another national quotation system or listed on a national securities exchange, from trading on the principal national quotation system or national securities exchange on which the shares are then traded.

In addition, if at any time, as a result of additional issuances by the Company of Class B common stock, repurchases by the Company of Class A common stock or a combination of such issuances and repurchases, the number of outstanding shares of Class A common stock as reflected on the stock transfer books of the Company falls below 10% of the aggregate number of outstanding shares of Class A common stock and Class B common stock, then immediately upon the occurrence of such event all of the outstanding shares of Class B common stock will be automatically converted into shares of Class A common stock, on a share-for-share basis. For purposes of the immediately preceding sentence, any shares of Class A common stock or Class B common stock repurchased or otherwise acquired by the Company and held as treasury shares will no longer be deemed “outstanding” from and after the date of acquisition.

Preemptive Rights

The Common Stock does not carry any preemptive rights enabling a holder thereof to subscribe for or receive shares of any class of stock of the Company or any securities convertible into shares of any class of stock of the Company.

Redemption or Sinking Fund Provisions

There are no redemption or sinking fund provisions applicable to the Common Stock.

Preferred Stock

Pursuant to the Company’s certificate of incorporation, the Company’s board of directors has the authority, without further action by the shareholders, to issue from time to time up to 1,000,000 shares of Preferred Stock in one or more series. The Company’s board of directors may designate the rights, preferences, privileges and restrictions of the Preferred Stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series. The issuance of Preferred Stock could have the effect of limiting dividends on the Class A common stock and Class B common stock, diluting the voting power of the Class A common stock, impairing the liquidation rights of the Class A common stock and Class B common stock or delaying, deterring or preventing a change in control. Such issuance could have the effect of decreasing the market price of the Class A common stock and Class B common stock.

Anti-takeover Effects of our Certificate of Incorporation and Bylaws and New Jersey Law

The Company’s certificate of incorporation and bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of the Company. These provisions and certain provisions of New Jersey law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of the Company to negotiate first with the Company’s board of directors. The Company believes that the benefits of increased protection of its potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire the Company.

Dual class stock. As described above, the Company’s certificate of incorporation provides for a dual class common stock structure, which provides the holders of the Class A common stock (other than those whose right to vote has been suspended) significant influence over all matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of the Company or its assets.

Issuance of undesignated preferred stock. As discussed above, the Company’s board of directors has the ability to designate and issue Preferred Stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in the Company’s control or management.

Board classification. The Company’s certificate of incorporation provides that its board of directors is divided into three classes, one class of which is elected each year by the Company’s voting shareholders. The directors in each class serve for a three-year term. The Company’s classified board of directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company because it generally makes it more difficult for shareholders to replace a majority of the directors.

Greater Than Majority Vote. The Company’s certificate of incorporation provides that in addition to any other voting requirement imposed by law, by contract, by the Company’s certificate of incorporation or by the Company’s by-laws, specific greater than majority voting requirements will apply in order to approve certain “Business Combinations” (as defined in the Company’s certificate of incorporation) unless the applicable Business Combination is approved by a majority of the Company’s “Continuing Directors” (as defined in the Company’s certificate of incorporation) or the consideration payable to shareholders in the transaction meets certain stringent requirements. The specific greater than majority voting requirements mandate that (in the absence of such Board approval or satisfaction of the stringent consideration requirements) approval be granted by holders of (i) at least 80% of the shares entitled to vote on the transaction and (ii) at least a majority of the shares entitled to vote on the Business Combination excluding shares held by Related Persons (as defined in the Company’s certificate of incorporation) and their affiliates (with certain variances depending upon whether or not the Business Combination involves a liquidation or dissolution). This provision is intended to encourage potential bidders to negotiate with the Board and its representatives. This provision, and the New Jersey legislation described in the next two paragraphs, may have an anti-takeover effect with respect to transactions that the Company’s board of directors does not approve in advance and may discourage attempts that might result in a premium over the market price for the shares of Common Stock held by the Company’s shareholders.

New Jersey Legislation. Similarly, for public companies incorporated in New Jersey (such as the Company), the New Jersey Business Corporation Act contains mandatory provisions that are designed to encourage potential bidders to negotiate with the board of directors and its representatives in connection with certain business combinations. The New Jersey Business Corporation Act provides that no such companies may engage in any “business combination” (as defined in the New Jersey Business Corporation Act) with any interested stockholder (generally a 10% or greater stockholder) of such companies for a period of five years following such interested stockholder’s stock acquisition date (as defined in the New Jersey Business Corporation Act), unless (x) such business combination is approved by the board of directors of such corporation prior to the interested stockholder’s stock acquisition date or (y) the transaction or series of transactions that caused the interested stockholder to become an interested stockholder is approved by the board of directors of the corporation prior to that stockholder’s stock acquisition date and a subsequent business combination is approved by (i) directors who are independent of the interested stockholder and (ii) holders of a majority of the voting shares (excluding the shares owned by the interested stockholder).

In addition, no such company may engage, after the five year period, in any business combination with any interested stockholder of such corporation other than: (i) a business combination approved by the board of directors prior to that stockholder’s stock acquisition date, (ii) a business combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by such interested stockholder, (iii) a business combination in which the interested stockholder pays a formula price designed to ensure that all other shareholders receive at least the highest price per share paid by such interested stockholder or (iv) a business combination that is approved by (a) directors who are independent of the interested stockholder and (b) holders of a majority of the voting shares (excluding the shares owned by the interested stockholder) if the transaction or series of related transactions that caused the interested stockholder to become an interested stockholder was approved by the board of directors of such company prior to the consummation of such transaction or series of related transactions.

Limits on ability of shareholders to call a special meeting. Subject to provisions of New Jersey law that permit holders of at least 10% of the Class A common stock to petition a New Jersey court to order a special meeting of shareholders for good cause shown, the Company’s bylaws provide that special meetings of the shareholders may be called only by the president or a majority of the board of directors. This provision may delay the ability of the Company’s shareholders to force consideration of a proposal or for holders controlling a majority of the Class A common stock to take any action.

Requirements for advance notification of shareholder nominations and proposals. The Company’s bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors at the Company’s annual meeting of shareholders, other than nominations made by or at the direction of the Company’s board of directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company.

Election and removal of directors. Under the Company’s certificate of incorporation, newly created directorships on the board of directors may be filled only by the affirmative vote of three quarters of the directors then serving on the board of directors. Under the Company’s certificate of incorporation, directors may be removed by shareholders only for cause and only with the approval of holders of two-thirds of the shares entitled to vote on removal.

The provisions of New Jersey law and the provisions of the Company’s certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they might also inhibit temporary fluctuations in the market price of the Common Stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in the Company’s management. It is also possible that these provisions could make it more difficult to accomplish transactions that shareholders might otherwise deem to be in their best interests.

Transfer Agent and Registrar

Continental Stock Transfer and Trust Company is presently the transfer agent and registrar for our Class A common stock and our Class B common stock.

DESCRIPTION OF WARRANTS

We have summarized below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue, together with other securities or separately, warrants to purchase debt securities, Class A common stock, Class B common stock, preferred stock or other securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

●	the price or prices at which the warrants will be issued;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the war-rants or the exercise price of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	if applicable, the maximum or minimum number of warrants which may be exercised at any time;

●	the identity of the warrant agent;

●	any mandatory or optional redemption or call provision;

●	whether the warrants are to be issued in registered or bearer form;

●	whether the warrants are extendible and the period or periods of such extendibility;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase the amount of such principal amounts of debt securities or such number of shares of Class A common stock, Class B common stock or preferred stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

Modification of the Warrant Agreement

The warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of debt securities that we may offer. The debt securities may be issued pursuant to, in the case of senior debt securities, a senior indenture, and in the case of subordinated debt securities, a subordinated indenture, in each case in the forms filed as exhibits to this registration statement, which we refer to as the “indentures.” The indentures will be entered into between us and a trustee to be named prior to the issuance of any debt securities, which we refer to as the “trustee.” The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures creating such series. Our ability to issue debt securities is limited as a result of certain covenants in our Credit and Security Agreement with KeyBank and the other lenders named therein, which prohibit certain “restricted payments” (defined to include repayments, redemptions, retirements or repurchases, directly or indirectly, of subordinated indebtedness), and include certain financial covenants with regard to our subordinated indebtedness.

We have summarized below the material provisions of the indentures and the debt securities or indicated which material provisions will be described in the related prospectus supplement for any offering of debt securities. These descriptions are only summaries, and you should refer to the relevant indenture for the particular offering of debt securities itself which will describe completely the terms and definitions of the offered debt securities and contain additional information about the debt securities.

Terms

When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the debt securities offered thereby:

●	the designation, aggregate principal amount, currency or composite currency and denominations;

●	the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

●	the maturity date and other dates, if any, on which principal will be payable;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combi-nation thereof, and the terms of any subordination;

●	the interest rate (which may be fixed or variable), if any;

●	the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

●	the manner of paying principal and interest;

●	the place or places where principal and interest will be payable;

●	the terms of any mandatory or optional redemption by us or any third party including any sinking fund;

●	the terms of any conversion or exchange;

●	the terms of any redemption at the option of holders or put by the holders;

●	any tax indemnity provisions;

●	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments;

●	the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);

●	whether and upon what terms debt securities may be defeased;

●	any events of default or covenants in addition to or in lieu of those set forth in the indentures;

●	provisions for electronic issuance of debt securities or for the issuance of debt securities in uncertificated form; and

●	any additional provisions or other special terms not inconsistent with the provisions of the indentures, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

Debt securities of any series may be issued as registered debt securities or uncertificated debt securities, in such denominations as specified in the terms of the series.

Securities may be issued under the indentures as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such Discounted Debt Securities. “Discounted Debt Security” means a security where the amount of principal due upon acceleration is less than the stated principal amount.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

Ranking

The senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the board resolution, officer’s certificate or supplemental indenture relating to such offering.

We have only a stockholder’s claim on the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of our debt securities will be our creditors and not creditors of any of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of their creditors, will effectively be senior to the debt securities with respect to the assets of our subsidiaries. In addition, to the extent that we issue any secured debt, the debt securities will be effectively subordinated to such secured debt to the extent of the value of the assets securing such secured debt.

The debt securities will be obligations exclusively of Bel Fuse Inc. To the extent that our ability to service our debt, including the debt securities, may be dependent upon the earnings of our subsidiaries, our ability to do so will be dependent on the ability of our subsidiaries to distribute those earnings to us as dividends, loans or other payments.

Certain Covenants

Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.

Successor Obligor

The indentures provide that, unless otherwise specified in the securities resolution or supplemental indenture establishing a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless:

●	the person is organized under the laws of the United States or a jurisdiction within the United States;

●	the person assumes by supplemental indenture all of our obligations under the relevant indenture, the debt securities and any coupons;

●	immediately after the transaction no Default (as defined below) exists; and

●	we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction complies with the foregoing requirements and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

In such event, the successor will be substituted for us, and thereafter all of our obligations under the relevant indenture, the debt securities and any coupons will terminate.

The indentures provide that these limitations shall not apply if our board of directors makes a good faith determination that the principal purpose of the transaction is to change our state of incorporation.

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent.

Default and Remedies

Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of debt securities will occur if:

(1)	we default in any payment of interest on any debt securities of such series when the same becomes due and payable and the default continues for a period of 30 days;

(2)	we default in the payment of all or any part of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and such default shall continue for five or more days;

(3)	we default in the performance of any of our other agreements applicable to the series and the default continues for 30 days after the notice specified below;

(4)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (as defined below) that:

A)	is for relief against us in an involuntary case,

B)	appoints a Custodian (as defined below) for us or for any substantial part of our property, or

C)	orders the winding up or liquidation of us, and the order or decree remains unstayed and in effect for 90 consecutive days;

(5)	we, pursuant to or within the meaning of any Bankruptcy Law:

A)	commence a voluntary case,

B)	consent to the entry of an order for relief against us in an involuntary case,

C)	consent to the appointment of a Custodian for us or for any substantial part of our property, or

D)	make a general assignment for the benefit of our creditors; or

(6)	there occurs any other Event of Default provided for in such series.

The term “Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (3) above is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.

The trustee may require indemnity satisfactory to it before it enforces the indentures or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of Default in payment on a series, the trustee may withhold from securityholders of such series notice of any continuing Default if the trustee determines that withholding notice is in the interest of such securityholders. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indentures.

The indentures do not have cross-default provisions. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an Event of Default.

Amendments and Waivers

The indentures and the debt securities or any coupons of the series may be amended, and any Default may be waived as follows:

Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), the debt securities and the indentures may be amended with the consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), a Default other than a Default in payment on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. However, without the consent of each securityholder affected, no amendment or waiver may:

●	change the fixed maturity of or the time for payment of interest on any debt security;

●	reduce the principal, premium or interest payable with respect to any debt security;

●	change the place of payment of a debt security or the currency in which the principal or interest on a debt security is payable;

●	change the provisions for calculating any redemption or repurchase price with respect to any debt security;

●	adversely affect any holder’s right to receive payment of principal and interest or to institute suit for the enforcement of any such payment;

●	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

●	make any change that materially adversely affects the right to convert any debt security;

●	waive any Default in payment of principal of or interest on a debt security; or

●	adversely affect any holder’s rights with respect to redemption or repurchase of a debt security.

Without the consent of any securityholder, the indentures or the debt securities may be amended to:

●	provide for assumption of our obligations to securityholders in the event of a merger or consolidation re-quiring such assumption;

●	cure any ambiguity, omission, defect or inconsistency;

●	conform the terms of the debt securities to the description thereof in the prospectus and prospectus supple-ment offering such debt securities;

●	create a series and establish its terms;

●	provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts by more than one trustee;

●	provide for uncertificated or unregistered securities;

●	make any change that does not adversely affect the rights of any securityholder;

●	add to our covenants; or

●	make any other change to the indentures so long as no debt securities are outstanding.

Conversion Rights

Any securities resolution or supplemental indenture establishing a series of debt securities may provide that the debt securities of such series will be convertible at the option of the holders thereof into or for our common stock or other equity or debt instruments. The securities resolution or supplemental indenture may establish, among other things, (1) the number or amount of shares of common stock or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible, as may be adjusted pursuant to the terms of the relevant indenture and the securities resolution; and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right. The indentures provide that we will not be required to make an adjustment in the conversion rate unless the adjustment would require a cumulative change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account in any subsequent adjustment of the conversion rate.

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the relevant indenture, which we refer to as legal defeasance. We at any time may terminate as to a series our obligations with respect to any restrictive covenants which may be applicable to a particular series, which we refer to as covenant defeasance.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any covenant which may be applicable to a series.

To exercise either defeasance option as to a series, we must (1) irrevocably deposit in trust with the trustee (or another trustee) money or U.S. Government Obligations (as defined below), deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be; and (2) comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

“U.S. Government Obligations” means direct obligations of the United States or any agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, the trustee will also act as depository of funds, transfer agent, paying agent and conversion agent, as applicable, with respect to the debt securities. In certain circumstances, we or the securityholders may remove the trustee as the trustee under a given indenture. The indenture trustee may also provide additional unrelated services to us as a depository of funds, registrar, trustee and similar services.

Governing Law

The indentures and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.

Forms of Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we have explained more fully below.

Global Securities

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

DESCRIPTION OF DEPOSITORY SHARES

We have summarized below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represents a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

The following summary description of certain common provisions of a depositary agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such depositary agreement and depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holder of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. The depositary agreement may be terminated by the bank depositary or us only if:

●	all outstanding depositary shares have been redeemed, or

●	there has been a final distribution in respect of the preferred stock in connection with the liquidation, dissolution or winding up of our company, and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial or fractional shares of preferred stock will not be issued. If the depositary receipts delivered by the holders evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	United States federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

The securities being offered hereby may be sold in one or more of the following ways:

●	directly to investors, including through a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through brokers or dealers;

●	to the public through underwriting syndicates led by one or more managing underwriters;

●	to one or more underwriters acting alone for resale to investors or to the public;

●	in “at-the-market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

●	through a distribution to our existing stockholders;

●	through forward or other derivative transactions relating to the securities being registered hereunder; or

●	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

●	describe the terms of the offering;

●	identify any such underwriter, dealer or agent;

●	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

●	describe the purchase price or the public offering price of the securities;

●	identify the amounts underwritten; and

●	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the Nasdaq. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq, subject to official notice of issuance. We may elect to list any series of preferred stock, or any other securities being offered hereby, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may offer the securities into an existing trading market on the terms described in a prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

Legal matters with respect to U.S. federal and New York law in connection with this offering will be passed upon for us by White & Case LLP, New York, New York. Certain legal matters with respect to New Jersey law in connection with the validity of the shares being offered by this prospectus supplement and other legal matters will be passed upon for us by Lowenstein Sandler LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

1,300,000 Shares of Class B Common Stock

PROSPECTUS SUPPLEMENT

Citigroup	BofA Securities	Wells Fargo Securities

           , 2026